SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2019

Skinvisible, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-25911	88-0344219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6320 South Sandhill Road Suite 10, Las Vegas, NV	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-433-7154

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECTION 3 – Securities and Trading Markets

Item 3.03 Material Modification of Rights of Security Holders

Our majority shareholders and our board of directors approved an amendment to our Articles of Incorporation for the purpose of approving a reverse split of one to fifty in which each shareholder will be issued one common share in exchange for every fifty common shares of their currently issued common stock.

Prior to approval of the reverse split we had a total of 144,830,920 issued and outstanding shares of common stock, par value $0.001. On the effective date of the reverse split, we will have a total of 2,896,619 issued and outstanding shares of common stock, par value $0.001. New stock certificates will be issued upon surrender of the shareholders’ old certificates.

A copy of the Certificate of Change that was filed with the Nevada Secretary of State on December 13, 2018 is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

In connection with the reverse split, we have the following new CUSIP number: 830703 203. We have submitted the required information to FINRA and received an effective date of January 2, 2019. Our common stock will be quoted under the symbol “SKVID” for a period of 20 trading days. After 20 trading days, our common stock will trade under the symbol “SKVI.”

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The disclosures set forth in Item 3.03 are incorporated by reference into this Item 5.03.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Change

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skinvisible, Inc.

/s/ Terry Howlett

Terry Howlett

Chief Executive Officer Date:

January 2, 2019

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